UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2014

MEDBOX, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54928	45-3992444
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8439 West Sunset Blvd., Suite 101
West Hollywood, CA 90069
(Address of principal executive offices) (zip code)

(800)-762-1452
 (Registrant's telephone number, including area code)

Copies to:
Darrin Ocasio, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2014, Medbox, Inc. (the “Company”) entered into and closed a purchase and sale agreement (the “Bio Tech PSA”) with PVM International, Inc. (“PVMI”). Pursuant to the Bio Tech PSA, the Company sold to PVMI the Company’s rights and claims attributable to or controlled by the Company as a result of the Company’s transactions with Bio Tech Medical Software, Inc. (the “Bio Tech Rights and Claims”), in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. The amount of consideration paid by PVMI was determined based on the book value of the Bio Tech Rights and Claims and the closing price of the Company’s common stock on June 5, 2014. The Company will have the right, under the Bio Tech PSA, to purchase from PVMI, the Bio Tech Rights and Claims, at any time, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Bio Tech Rights and Claims.

On June 5, 2014, the Company entered into and closed a purchase and sale agreement (the “Medvend PSA”) with PVMI. Pursuant to the Medvend PSA, the Company sold to PVMI the Company’s rights and claims attributable to or controlled by the Company as a result of the Company’s transactions with those three certain stockholders of Medvend, Inc. known as Kaplan, Tartaglia and Kovan (the “Medvend Rights and Claims”), in exchange for the return by PVMI to the Company of 30,000 shares of the Company’s common stock. The amount of consideration paid by PVMI was determined based on the book value of the Medvend Rights and Claims and the closing price of the Company’s common stock on June 5, 2014. The Company will have the right, under the Medvend PSA, to purchase from PVMI, at any time, the Medvend Rights and Claims, for the consideration provided by PVMI, plus the sum of any of PVMI’s reasonable expenditures incurred in pursuit of the Medvend Rights and Claims.

PVMI is owned by Vincent Mehdizadeh, the Company’s Senior Strategist, Founder, and largest stockholder.

The foregoing descriptions of the Bio Tech PSA and  Medvend PSA do not purport to be complete and are qualified in their entirety by reference to the full text of the documents, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase and Sale Agreement (Bio Tech), dated June 5, 2014, between Medbox, Inc. and PVM International, Inc.

10.2	Purchase and Sale Agreement (Medvend), dated June 5, 2014, between Medbox, Inc. and PVM International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDBOX, INC.

Dated: June 10, 2014	By:	/s/ Dr. Bruce Bedrick
Name: Dr. Bruce Bedrick
Title: Chief Executive Officer